Adamas Trust, Inc. Reports Fourth Quarter
and Full Year 2025 Results

NEW YORK, February 18, 2026 (GLOBE NEWSWIRE) - Adamas Trust, Inc. (Nasdaq: ADAM) (“Adamas,” the “Company,” “we,” “our” or “us”) today reported results for the three months and year ended December 31, 2025, respectively.

Management Update To Our Stockholders

Jason Serrano, Chief Executive Officer, commented: “2025 was a pivotal year for Adamas, defined by substantial investment portfolio expansion, greater profitability and our strategic acquisition of Constructive. Over the course of the year, we increased quarterly EAD by 44%, generated more than $100 million in net income, expanded the portfolio by $3.1 billion, and raised the dividend by 15%, all while increasing book value. Through the disciplined execution of our strategy, we increased Company recurring income, enhanced liquidity and established a more durable earnings foundation. We begin 2026 with meaningful momentum and strong conviction in our ability to further grow EAD and create long-term value for our stockholders.”

Summary of Fourth Quarter and Full Year 2025:
(dollar amounts in thousands, except per share data)

	For the Three Months Ended December 31, 2025	For the Year Ended December 31, 2025
Net income attributable to Company's common stockholders	$41,605	$101,106
Net income attributable to Company's common stockholders per share (basic)	$0.46	$1.12
Earnings available for distribution attributable to Company's common stockholders (1)	$20,414	$80,624
Earnings available for distribution per common share (1)	$0.23	$0.89
Yield on average interest earning assets (1) (2)	6.23%	6.36%
Interest income	$170,680	$601,948
Interest expense	$127,510	$452,647
Net interest income	$43,170	$149,301
Net interest spread (1) (3)	1.52%	1.46%
Book value per common share at the end of the period	$9.60	$9.60
Adjusted book value per common share at the end of the period (1)	$10.63	$10.63
Economic return on book value (4)	6.85%	12.72%
Economic return on adjusted book value (5)	4.62%	11.01%
Dividends per common share	$0.23	$0.86

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Calculated as the quotient of our adjusted interest income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company.
(3)Our calculation of net interest spread may not be comparable to similarly-titled measures of other companies who may use a different calculation.

(4)Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the period.
(5)Economic return on adjusted book value is based on the periodic change in adjusted book value per common share, a non-GAAP financial measure, plus dividends declared per common share, if any, during the period.

Key Developments:

Fourth Quarter 2025

•Purchased approximately $412.1 million of investment securities, including $346.7 million of Agency RMBS.

•Acquired approximately $462.4 million of residential loans.

Full Year 2025 Investing Activities

•Purchased approximately $4.4 billion of investment securities, including $4.1 billion of Agency investments.

•Acquired approximately $1.7 billion of residential loans.

•Exited remaining multi-family joint venture equity investments in disposal group.

•Received approximately $79.2 million in proceeds from redemptions of Mezzanine Lending investments.

•Acquired the outstanding 50% ownership interests in Constructive that were not previously owned by the Company through the consummation of a membership interest purchase agreement on July 15, 2025.

Full Year 2025 Financing Activities

•Completed the issuance of $82.5 million in aggregate principal amount of our 9.125% Senior Notes due 2030 in an underwritten public offering. The total net proceeds to us from the offering of the notes, after deducting the underwriters' discount and commissions and offering expenses, were approximately $79.3 million.

•Completed the issuance of $115.0 million in aggregate principal amount of our 9.875% Senior Notes due 2030 in public offerings. The total net proceeds to us from the offerings of the notes, after deducting the underwriters' discount and commissions and offering expenses, as applicable, were approximately $111.4 million.

•Completed four securitizations of residential loans, resulting in approximately $945.5 million in aggregate net proceeds to us after deducting expenses associated with the securitization transactions.

•Exercised our right to optional redemptions of three residential loan securitizations with aggregate outstanding principal balances of $424.6 million at the time of redemption.

•Increased common stock dividend declared to $0.23 per common share for the final two quarters of 2025.

Subsequent Developments

•On January 13, 2026, we completed the issuance of $90.0 million in aggregate principal amount of our 9.25% Senior Notes due 2031 in an underwritten public offering. The total net proceeds to us from the offering of the notes, after deducting the underwriters' discount and commissions and offering expenses, were approximately $86.6 million.

•In January 2026, we completed a new securitization of residential loans resulting in approximately $309.1 million of net proceeds to us after deducting expenses associated with the transaction. We utilized the net proceeds to repay approximately $287.3 million on outstanding repurchase agreements related to residential loans.

•On February 2, 2026, we redeemed our 5.75% Senior Notes due 2026 at 100% of the $100.0 million principal amount, plus accrued but unpaid interest, to, but excluding, the redemption date, for a total payment of $101.5 million.

•On February 16, 2026, our Board of Directors approved extensions of our common stock repurchase program, under which $188.2 million of the approved amount remained available for repurchase, and our preferred stock repurchase program, under which $97.6 million of the approved amount remained available for repurchase. The expiration dates of both stock repurchase programs were extended from March 31, 2026 to March 31, 2027.

Capital Allocation

The following table sets forth our allocated capital at December 31, 2025 (dollar amounts in thousands):

	Investment Portfolio (1)	Constructive	Corporate/Other	Total
Investment securities available for sale	$6,904,781	$—	$—	$6,904,781
Residential loans	4,224,864	133,311	—	4,358,175
Consolidated SLST CDOs	(1,006,919)	—	—	(1,006,919)
Residential loans held for sale	—	80,707	—	80,707
Multi-family loans	55,476	—	—	55,476
Equity investments	24,711	—	—	24,711
Equity investments in consolidated multi-family properties (2)	152,953	—	—	152,953
Equity investments in disposal group held for sale (3)	524	—	—	524
Single-family rental properties	128,841	—	—	128,841
Mortgage servicing rights	20,868	25	—	20,893
Total investments	10,506,099	214,043	—	10,720,142
Liabilities:
Repurchase agreements and warehouse facilities	(6,557,825)	(195,592)	—	(6,753,417)
Collateralized debt obligations
Residential loan securitization CDOs	(2,439,607)	—	—	(2,439,607)
Non-Agency RMBS re-securitization	(65,276)	—	—	(65,276)
Senior unsecured notes	—	—	(360,437)	(360,437)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (4)	113,478	16,282	196,650	326,410
Goodwill	—	22,396		22,396
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	(42,222)	—	—	(42,222)
Other	119,554	10,682	(66,303)	63,933
Net Company capital allocated	$1,634,201	$67,811	$(275,090)	$1,426,922

Company Recourse Leverage Ratio (5)				5.0	x
Portfolio Recourse Leverage Ratio (6)				4.7	x

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s consolidated financial statements. Consolidated SLST is primarily presented on our consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of December 31, 2025 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the respective securitizations with an aggregate net carrying value of $151.5 million.
(2)Represents the Company's equity investments in consolidated multi-family properties that are not in disposal group held for sale. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's consolidated financial statements.
(3)Represents the Company's equity investments in multi-family properties that are held for sale in disposal group. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's consolidated financial statements.
(4)Excludes cash in the amount of $4.4 million held in the Company's equity investments in consolidated multi-family properties and equity investments in consolidated multi-family properties in disposal group held for sale. Restricted cash of $132.0 million is included in the Company’s accompanying consolidated balance sheets in other assets.

(5)Represents the Company's total outstanding recourse repurchase agreement and warehouse facility financing, senior unsecured notes and subordinated debentures, divided by the Company's total stockholders' equity. Does not include Consolidated SLST CDOs amounting to $1.0 billion, residential loan securitization CDOs amounting to $2.4 billion, non-Agency RMBS re-securitization CDOs amounting to $65.3 million and mortgages payable on real estate totaling $332.1 million as they are non-recourse debt.
(6)Represents the Company's outstanding recourse repurchase agreement and warehouse facility financing divided by the Company's total stockholders' equity.

Net Interest Spread

The following table sets forth certain information about our interest earning assets by category and their related adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost and net interest spread for the three months ended December 31, 2025 (dollar amounts in thousands):

Three Months Ended December 31, 2025

	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
Adjusted Interest Income (1) (2)	$94,755	$60,745	$1,711	$2,526	$159,737
Adjusted Interest Expense (1)	(60,862)	(41,650)	—	(10,878)	(113,390)
Adjusted Net Interest Income (Loss) (1)	$33,893	$19,095	$1,711	$(8,352)	$46,347

Average Interest Earning Assets (3)	$6,555,816	$3,428,641	$59,372	$215,170	$10,258,999
Average Interest Bearing Liabilities (4)	$5,906,266	$3,037,293	$—	$617,580	$9,561,139

Yield on Average Interest Earning Assets (1) (5)	5.78%	7.09%	11.53%	4.70%	6.23%
Average Financing Cost (1) (6)	(4.09)%	(5.44)%	—	(6.99)%	(4.71)%
Net Interest Spread (1) (7)	1.69%	1.65%	11.53%	(2.29)%	1.52%

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period include residential loans, residential loans held for sale, multi-family loans and investment securities and cost basis of outstanding TBAs and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost for the period.
(4)Average Interest Bearing Liabilities for the period include repurchase agreements and warehouse facilities, residential loan securitization and non-Agency RMBS re-securitization CDOs, senior unsecured notes and subordinated debentures and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes. Average Interest Bearing Liabilities is calculated based on the daily average outstanding balance for the period.
(5)Yield on Average Interest Earning Assets is calculated by dividing our annualized adjusted interest income relating to our portfolio of interest earning assets by our Average Interest Earning Assets for the period.
(6)Average Financing Cost is calculated by dividing our annualized adjusted interest expense by our Average Interest Bearing Liabilities.
(7)Net Interest Spread is the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost.

Segment Information

The following tables present summarized financial information by reportable segment for the three months and year ended December 31, 2025, respectively, which in total reconciles to the same data for the Company on a consolidated basis (dollar amounts in thousands):

	For the Three Months Ended December 31, 2025
	Investment Portfolio	Constructive	Corporate/Other	Total
Total net interest income (loss)	$51,712	$209	$(8,751)	$43,170
Total net loss from real estate	(3,292)	—	—	(3,292)
Total other income	34,833	12,516	5,219	52,568
Total general, administrative and operating expenses (1)	6,888	17,591	11,644	36,123
Income (loss) from operations before income taxes	76,365	(4,866)	(15,176)	56,323
Income tax (benefit) expense	(108)	—	64	(44)
Net income (loss)	76,473	(4,866)	(15,240)	56,367
Net income attributable to non-controlling interests	(2,840)	—	—	(2,840)
Net income (loss) attributable to Company	73,633	(4,866)	(15,240)	53,527
Preferred stock dividends	—	—	(11,922)	(11,922)
Net income (loss) attributable to Company's common stockholders	$73,633	$(4,866)	$(27,162)	$41,605

(1)General, administrative and operating expenses of the Constructive segment include $10.2 million of direct general and administrative expenses and $4.3 million of direct loan origination costs incurred by Constructive.

	For the Year Ended December 31, 2025
	Investment Portfolio	Constructive (1)	Corporate/Other	Total
Total net interest income (loss)	$177,699	$334	$(28,732)	$149,301
Total net loss from real estate	(12,417)	—	—	(12,417)
Total other income	93,578	24,678	5,603	123,859
Total general, administrative and operating expenses (2)	34,367	33,538	55,036	122,941
Income (loss) from operations before income taxes	224,493	(8,526)	(78,165)	137,802
Income tax (benefit) expense	(82)	—	227	145
Net income (loss)	224,575	(8,526)	(78,392)	137,657
Net loss attributable to non-controlling interests	11,391	—	—	11,391
Net income (loss) attributable to Company	235,966	(8,526)	(78,392)	149,048
Preferred stock dividends	—	—	(47,942)	(47,942)
Net income (loss) attributable to Company's common stockholders	$235,966	$(8,526)	$(126,334)	$101,106

(1)Represents information for Constructive from July 15, 2025 to December 31, 2025.
(2)General, administrative and operating expenses of the Constructive segment include $18.3 million of direct general and administrative expenses and $8.1 million of direct loan origination costs incurred by Constructive.

Conference Call

On Thursday, February 19, 2026 at 9:00 a.m., Eastern Time, Adamas Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three months and year ended December 31, 2025. To access the conference call, please pre-register at https://register-conf.media-server.com/register/BI3131a345e9e44982a5ba524b452867b6. Registrants will receive confirmation with dial-in details. A live audio webcast of the conference call can be accessed, on a listen-only basis, at the Investor Relations section of the Company's website at www.adamasreit.com or at https://edge.media-server.com/mmc/p/6cosoj87/. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. A webcast replay link of the conference call will be available on the Investor Relations section of the Company’s website approximately two hours after the call and will be available for 12 months.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at www.adamasreit.com under the "Investors — Events and Presentations" section. Full year 2025 financial and operating data can be viewed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. A copy of the Form 10-K will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About Adamas Trust

Adamas Trust, Inc. is an internally managed real estate investment trust (“REIT”) focused on strategically deploying capital across complementary businesses to generate durable earnings and long-term value for stockholders through disciplined portfolio management and an operating platform designed to capture opportunities across real estate and capital markets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: "Constructive" refers to Constructive Loans, LLC, the Company's wholly-owned origination platform; “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “TBAs” refers to to-be-announced securities that are forward contracts for the purchase or sale of Agency fixed-rate RMBS at a predetermined price, face amount, issuer, coupon, and stated maturity on an agreed-upon future date; “Agency investments” refer to Agency RMBS and TBAs; “TBA dollar roll income” refers to the difference in price between two TBA contracts with the same terms but different settlement dates that are simultaneously bought and sold; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST, the Company's residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate or consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to Freddie Mac-sponsored residential loan securitizations, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Consolidated Real Estate VIEs” refers to Consolidated VIEs that own multi-family properties; “business purpose loans” refers to (i) short-term loans that are collateralized by residential properties and are made to investors who intend to rehabilitate and sell the residential property for a profit or (ii) loans that finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; “Mezzanine Lending” refers, collectively, to preferred equity and mezzanine loan investments in multi-family properties; “Cross-Collateralized Mezzanine Lending” refers to a cross-collateralized preferred equity and joint venture equity investment in multi-family properties; “Multi-Family Credit” includes Mezzanine Lending; “Single-Family Credit” includes residential loans, residential loans held for sale, non-Agency RMBS and single-family rental properties; and “Corporate/Other” includes, or included, other investment securities and an equity investment in an entity that originates residential loans.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; inflation and changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; the Company's ability to dispose of assets from time to time on terms favorable to it; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in the Company's relationships with and/or the performance of its operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; impairments and declines in the value of the collateral underlying the Company's investments; changes in the benefits the Company anticipates from the acquisition of Constructive; the Company's ability to effectively integrate Constructive into the Company and the risks associated with the ongoing operation thereof; the Company's ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; the Company's exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets and/or operating companies, including changes in business conditions and the general economy, the availability of investment opportunities and conditions in markets for residential loans, mortgage-backed securities, structured multi-family investments and other assets that the Company owns or in which the Company invests.

These and other risks, uncertainties and factors, including the risk factors and other information described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
Phone: 212-792-0107
Email: InvestorRelations@adamasreit.com

FINANCIAL TABLES FOLLOW

ADAMAS TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	December 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Investment securities available for sale, at fair value	$6,904,781	$3,828,544
Residential loans, at fair value	4,358,175	3,841,738
Residential loans held for sale, at fair value	80,707	—
Multi-family loans, at fair value	55,476	86,192
Equity investments, at fair value	24,711	113,492
Cash and cash equivalents	210,333	167,422
Real estate, net	553,496	623,407
Assets of disposal group held for sale	1,256	118,613
Goodwill	22,396	—
Other assets	427,516	437,874
Total Assets (1)	$12,638,847	$9,217,282
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements and warehouse facilities	$6,753,417	$4,012,225
Collateralized debt obligations ($3,148,157 at fair value and $363,645 at amortized cost, net as of December 31, 2025 and $2,135,680 at fair value and $842,764 at amortized cost, net as of December 31, 2024)	3,511,802	2,978,444
Senior unsecured notes ($260,852 at fair value and $99,585 at amortized cost, net as of December 31, 2025 and $60,310 at fair value and $98,886 at amortized cost, net as of December 31, 2024)	360,437	159,196
Subordinated debentures	45,000	45,000
Mortgages payable on real estate, net	332,131	366,606
Liabilities of disposal group held for sale	122	97,065
Other liabilities	205,501	147,612
Total liabilities (1)	11,208,410	7,806,148

Commitments and Contingencies

Redeemable Non-Controlling Interest in Consolidated Variable Interest Entities	3,016	12,359

Stockholders' Equity:
Preferred stock, par value $0.01 per share, 31,500,000 shares authorized, 22,385,674 and 22,164,414 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively ($559,642 and $554,110 aggregate liquidation preference as of December 31, 2025 and December 31, 2024, respectively)	540,472	535,445
Common stock, par value $0.01 per share, 200,000,000 shares authorized, 90,303,863 and 90,574,996 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	903	906
Additional paid-in capital	2,294,194	2,289,044
Accumulated other comprehensive loss	—	—
Accumulated deficit	(1,408,647)	(1,430,675)
Company's stockholders' equity	1,426,922	1,394,720
Non-controlling interests	499	4,055
Total equity	1,427,421	1,398,775
Total Liabilities and Equity	$12,638,847	$9,217,282

(1)Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of December 31, 2025 and December 31, 2024, assets of consolidated VIEs totaled $4,364,305 and $3,988,584, respectively, and the liabilities of consolidated VIEs totaled $3,881,273 and $3,477,211, respectively.

ADAMAS TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
NET INTEREST INCOME:
Interest income	$170,680	$118,253	$601,948	$401,280
Interest expense	127,510	91,542	452,647	317,425
Total net interest income	43,170	26,711	149,301	83,855

NET LOSS FROM REAL ESTATE:
Rental income	14,084	22,135	66,025	112,488
Other real estate income	1,852	4,058	10,309	20,151
Total income from real estate	15,936	26,193	76,334	132,639
Interest expense, mortgages payable on real estate	4,283	10,235	21,581	60,232
Depreciation and amortization	5,366	6,879	23,125	39,822
Other real estate expenses	9,579	14,950	44,045	75,426
Total expenses related to real estate	19,228	32,064	88,751	175,480
Total net loss from real estate	(3,292)	(5,871)	(12,417)	(42,841)

OTHER INCOME (LOSS):
Realized losses, net	(14,947)	(9,947)	(65,428)	(29,351)
Unrealized gains (losses), net	19,726	(131,576)	217,395	(90,530)
Gains (losses) on derivative instruments, net	28,471	91,954	(58,303)	95,996
Mortgage banking activities, net	12,518	—	26,621	—
(Loss) income from equity investments	(3,735)	5,985	(3,168)	16,011
Impairment of real estate	(330)	(733)	(9,767)	(48,875)
Loss on reclassification of disposal group	—	—	—	(14,636)
Other income	10,865	12,607	16,509	29,149
Total other income (loss)	52,568	(31,710)	123,859	(42,236)

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	25,107	12,030	72,656	48,672
Portfolio operating expenses	6,703	7,016	28,011	30,688
Loan origination costs	4,313	—	8,101	—
Financing transaction costs	—	1,883	14,173	12,335
Total general, administrative and operating expenses	36,123	20,929	122,941	91,695

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	56,323	(31,799)	137,802	(92,917)
Income tax (benefit) expense	(44)	(1,520)	145	1,036

NET INCOME (LOSS)	56,367	(30,279)	137,657	(93,953)
Net (income) loss attributable to non-controlling interests	(2,840)	(1,110)	11,391	31,924
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY	53,527	(31,389)	149,048	(62,029)
Preferred stock dividends	(11,922)	(10,439)	(47,942)	(41,756)
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$41,605	$(41,828)	$101,106	$(103,785)

Basic earnings (loss) per common share	$0.46	$(0.46)	$1.12	$(1.14)
Diluted earnings (loss) per common share	$0.45	$(0.46)	$1.10	$(1.14)
Weighted average shares outstanding-basic	90,399	90,579	90,427	90,815
Weighted average shares outstanding-diluted	91,986	90,579	91,510	90,815

ADAMAS TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS (LOSS)
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Interest income	$170,680	$160,633	$140,901	$129,734	$118,253
Interest expense	127,510	124,047	104,454	96,636	91,542
Total net interest income	43,170	36,586	36,447	33,098	26,711
Total net loss from real estate	(3,292)	(3,878)	(3,014)	(2,235)	(5,871)
Total other income (loss)	52,568	48,604	(9,264)	31,952	(31,710)
Total general, administrative and operating expenses	36,123	41,825	19,890	25,102	20,929
Income (loss) from operations before income taxes	56,323	39,487	4,279	37,713	(31,799)
Income tax (benefit) expense	(44)	(298)	(161)	648	(1,520)
Net income (loss)	56,367	39,785	4,440	37,065	(30,279)
Net (income) loss attributable to non-controlling interests	(2,840)	5,035	4,106	5,090	(1,110)
Net income (loss) attributable to Company	53,527	44,820	8,546	42,155	(31,389)
Preferred stock dividends	(11,922)	(12,118)	(12,032)	(11,870)	(10,439)
Net income (loss) attributable to Company's common stockholders	41,605	32,702	(3,486)	30,285	(41,828)

Basic earnings (loss) per common share	$0.46	$0.36	$(0.04)	$0.33	$(0.46)
Diluted earnings (loss) per common share	$0.45	$0.36	$(0.04)	$0.33	$(0.46)
Weighted average shares outstanding - basic	90,399	90,406	90,324	90,583	90,579
Weighted average shares outstanding - diluted	91,986	91,614	90,324	91,091	90,579

Yield on average interest earning assets (1)	6.23%	6.33%	6.48%	6.47%	6.57%
Net interest spread (1)	1.52%	1.50%	1.50%	1.32%	1.37%
Earnings available for distribution attributable to Company's common stockholders (1)	$20,414	$21,991	$20,024	$18,194	$14,178
Earnings available for distribution per common share - basic (1)	$0.23	$0.24	$0.22	$0.20	$0.16
Book value per common share	$9.60	$9.20	$9.11	$9.37	$9.28
Adjusted book value per common share (1)	$10.63	$10.38	$10.26	$10.43	$10.35

Dividends declared per common share	$0.23	$0.23	$0.20	$0.20	$0.20
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.68	$0.70	$0.69	$0.69	$0.49
Dividends declared per preferred share on Series F Preferred Stock	$0.43	$0.43	$0.43	$0.43	$0.43
Dividends declared per preferred share on Series G Preferred Stock	$0.44	$0.44	$0.44	$0.44	$0.44

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."

Reconciliation of Financial Information

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost, net interest spread, earnings available for distribution and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

Adjusted Net Interest Income (Loss) and Net Interest Spread

Financial results for the Company during a given period include the net interest income earned on our investments, such as residential loans, residential loans held for sale, investment securities and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income (loss) and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income (loss) as such factors will be amortized over the expected term of such investments.

We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods:

•adjusted interest income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include TBA dollar roll income,
•adjusted interest expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps,
•adjusted net interest income (loss) – calculated by subtracting adjusted interest expense from adjusted interest income,
•yield on average interest earning assets – calculated as the quotient of our adjusted interest income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company,
•average financing cost – calculated as the quotient of our adjusted interest expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and
•net interest spread – calculated as the difference between our yield on average interest earning assets and our average financing cost.

These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include both the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings and dollar roll income associated with TBAs, which are included in (losses) gains on derivative instruments, net in the Company's consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy. We include TBA dollar roll income as it represents the economic equivalent of net interest income on the underlying Agency RMBS over the TBA dollar roll period (interest income less implied financing cost).

We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations.

A reconciliation of GAAP interest income to adjusted interest income, GAAP interest expense to adjusted interest expense and GAAP total net interest income (loss) to adjusted net interest income (loss) for the three months ended as of the dates indicated is presented below (dollar amounts in thousands):

	December 31, 2025
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$94,743	$71,700	$1,711	$2,526	$170,680
GAAP interest expense	(63,766)	(52,710)	—	(11,034)	(127,510)
GAAP total net interest income (loss)	$30,977	$18,990	$1,711	$(8,508)	$43,170

GAAP interest income	$94,743	$71,700	$1,711	$2,526	$170,680
Adjusted for:
Consolidated SLST CDO interest expense	—	(10,955)	—	—	(10,955)
TBA dollar roll income	12	—	—	—	12
Adjusted interest income	$94,755	$60,745	$1,711	$2,526	$159,737

GAAP interest expense	$(63,766)	$(52,710)	$—	$(11,034)	$(127,510)
Adjusted for:
Consolidated SLST CDO interest expense	—	10,955	—	—	10,955
Net interest benefit of interest rate swaps	2,904	105	—	156	3,165
Adjusted interest expense	$(60,862)	$(41,650)	$—	$(10,878)	$(113,390)

Adjusted net interest income (loss) (1)	$33,893	$19,095	$1,711	$(8,352)	$46,347

	September 30, 2025
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$85,975	$70,504	$2,124	$2,030	$160,633
GAAP interest expense	(60,472)	(53,080)	—	(10,495)	(124,047)
GAAP total net interest income (loss)	$25,503	$17,424	$2,124	$(8,465)	$36,586

GAAP interest income	$85,975	$70,504	$2,124	$2,030	$160,633
Adjusted for:
Consolidated SLST CDO interest expense	—	(11,199)	—	—	(11,199)
TBA dollar roll income	66	—	—	—	66
Adjusted interest income	$86,041	$59,305	$2,124	$2,030	$149,500

GAAP interest expense	$(60,472)	$(53,080)	$—	$(10,495)	$(124,047)
Adjusted for:
Consolidated SLST CDO interest expense	—	11,199	—	—	11,199
Net interest benefit of interest rate swaps	5,204	504	—	392	6,100
Adjusted interest expense	$(55,268)	$(41,377)	$—	$(10,103)	$(106,748)

Adjusted net interest income (loss) (1)	$30,773	$17,928	$2,124	$(8,073)	$42,752

	June 30, 2025
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$69,743	$67,506	$2,203	$1,449	$140,901
GAAP interest expense	(48,564)	(48,637)	—	(7,253)	(104,454)
GAAP total net interest income (loss)	$21,179	$18,869	$2,203	$(5,804)	$36,447

GAAP interest income	$69,743	$67,506	$2,203	$1,449	$140,901
Adjusted for:
Consolidated SLST CDO interest expense	—	(8,429)	—	—	(8,429)
TBA dollar roll income	7	—	—	—	7
Adjusted interest income	$69,750	$59,077	$2,203	$1,449	$132,479

GAAP interest expense	$(48,564)	$(48,637)	$—	$(7,253)	$(104,454)
Adjusted for:
Consolidated SLST CDO interest expense	—	8,429	—	—	8,429
Net interest benefit of interest rate swaps	3,149	183	—	322	3,654
Adjusted interest expense	$(45,415)	$(40,025)	$—	$(6,931)	$(92,371)

Adjusted net interest income (loss) (1)	$24,335	$19,052	$2,203	$(5,482)	$40,108

	March 31, 2025
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$55,668	$67,266	$2,605	$4,195	$129,734
GAAP interest expense	(38,367)	(48,308)	—	(9,961)	(96,636)
GAAP total net interest income (loss)	$17,301	$18,958	$2,605	$(5,766)	$33,098

GAAP interest income	$55,668	$67,266	$2,605	$4,195	$129,734
Adjusted for:
Consolidated SLST CDO interest expense	—	(6,964)	—	—	(6,964)
Adjusted interest income	$55,668	$60,302	$2,605	$4,195	$122,770

GAAP interest expense	$(38,367)	$(48,308)	$—	$(9,961)	$(96,636)
Adjusted for:
Consolidated SLST CDO interest expense	—	6,964	—	—	6,964
Net interest benefit of interest rate swaps	2,180	258	—	674	3,112
Adjusted interest expense	$(36,187)	$(41,086)	$—	$(9,287)	$(86,560)

Adjusted net interest income (loss) (1)	$19,481	$19,216	$2,605	$(5,092)	$36,210

	December 31, 2024
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$45,054	$65,026	$2,683	$5,490	$118,253
GAAP interest expense	(34,393)	(47,054)	—	(10,095)	(91,542)
GAAP total net interest income (loss)	$10,661	$17,972	$2,683	$(4,605)	$26,711

GAAP interest income	$45,054	$65,026	$2,683	$5,490	$118,253
Adjusted for:
Consolidated SLST CDO interest expense	—	(6,563)	—	—	(6,563)
Adjusted interest income	$45,054	$58,463	$2,683	$5,490	$111,690

GAAP interest expense	$(34,393)	$(47,054)	$—	$(10,095)	$(91,542)
Adjusted for:
Consolidated SLST CDO interest expense	—	6,563	—	—	6,563
Net interest benefit of interest rate swaps	4,243	195	—	1,402	5,840
Adjusted interest expense	$(30,150)	$(40,296)	$—	$(8,693)	$(79,139)

Adjusted net interest income (loss) (1)	$14,904	$18,167	$2,683	$(3,203)	$32,551

(1)Adjusted net interest income (loss) is calculated by subtracting adjusted interest expense from adjusted interest income.

Earnings Available for Distribution

Beginning with the quarter ended March 31, 2025, we present earnings available for distribution attributable to Company's common stockholders ("EAD") (and by calculation, EAD per common share) as a supplemental non-GAAP financial measure comparable to GAAP net income (loss) attributable to Company's common stockholders.

EAD is defined as GAAP net income (loss) attributable to Company's common stockholders excluding (a) realized and unrealized gains (losses) on our investment portfolio, (b) gains (losses) on derivative instruments (excluding the net interest benefit of interest rate swaps and TBA dollar roll income), (c) impairment of real estate, (d) loss on reclassification of disposal group, (e) other non-recurring gains (losses), (f) depreciation and amortization of operating real estate, (g) non-cash expenses, (h) financing transaction costs, (i) non-recurring restructuring and transaction expenses, (j) the income tax effect of non-EAD income (loss) items and (k) EAD attributable to non-controlling interests.

When presented in prior periods, undepreciated earnings (loss) was calculated as GAAP net income (loss) attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense, if any, related to operating real estate, net for which an impairment has not been recognized. Over the past few years, we have executed a strategic repositioning of our business through the disposition of certain joint venture equity investments in multi-family properties and acquisition of assets that expand our interest income levels, such as Agency RMBS and business purpose loans. As a result, we believe EAD provides a clearer indication of the current income generating capacity of the Company's business operations than undepreciated earnings (loss) and we present EAD and EAD per common share as supplemental non-GAAP financial measures.

We believe EAD provides management, analysts and investors with additional details regarding our underlying operating results and investment trends by excluding certain unrealized, non-cash or non-recurring components of GAAP net income (loss) in order to provide additional transparency into our operating performance. In addition, EAD serves as a useful indicator for investors in evaluating our performance and facilitates comparisons to industry peers and period to period. EAD should not be utilized in isolation, nor should it be considered as a substitute for or superior to GAAP net income (loss) attributable to Company's common stockholders or GAAP net income (loss) attributable to Company's common stockholders per basic share. Our presentation of EAD may not be comparable to similarly-titled measures of other companies, who may use different calculations. We may add additional reconciling items to our EAD calculation as appropriate.

We view EAD as one measure of our ability to generate income for distribution to common stockholders. EAD is one factor, but not the exclusive factor, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other factors that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, our earnings and financial condition, capital requirements, maintenance of our REIT qualification, restrictions on making distributions under Maryland law and such other factors as our Board of Directors deems relevant. EAD should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay, as EAD excludes certain items that impact our liquidity.

A reconciliation of GAAP net income (loss) attributable to Company's common stockholders to EAD for the respective periods ended is presented below (amounts in thousands, except per share data):

	For the Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
GAAP net income (loss) attributable to Company's common stockholders	$41,605	$32,702	$(3,486)	$30,285	$(41,828)
Adjustments:
Realized losses, net	14,947	5,610	3,771	41,100	9,947
Unrealized (gains) losses, net	(19,726)	(54,852)	(24,614)	(118,203)	131,576
(Gains) losses on derivative instruments, net (1)	(25,294)	19,172	30,627	49,914	(86,114)
Unrealized losses (gains), net on equity investments (2)	4,505	2,860	3,352	1,098	(1,570)
Impairment of real estate	330	1,619	3,913	3,905	733
Other (gains) losses (3)	(8,691)	358	(535)	(775)	(12,261)
Depreciation and amortization of operating real estate	5,366	5,936	5,928	5,895	6,879
Non-cash expenses (4)	3,096	2,961	2,561	2,199	2,664
Financing transaction costs	—	7,941	750	5,482	1,883
Restructuring and transaction expenses (5)	109	1,245	577	835	—
Income tax effect of adjustments	(75)	(336)	(173)	486	(1,478)
EAD adjustments attributable to non-controlling interests	4,242	(3,225)	(2,647)	(4,027)	3,747
Earnings available for distribution attributable to Company's common stockholders	$20,414	$21,991	$20,024	$18,194	$14,178

Weighted average shares outstanding - basic	90,399	90,406	90,324	90,583	90,579
GAAP net income (loss) attributable to Company's common stockholders per common share - basic	0.46	$0.36	$(0.04)	$0.33	$(0.46)
EAD per common share - basic	0.23	$0.24	$0.22	$0.20	$0.16

(1)Excludes net interest benefit of interest rate swaps of approximately $3.2 million, $6.1 million, $3.7 million, $3.1 million and $5.8 million for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, respectively. Also excludes TBA dollar roll income of approximately $12.0 thousand, $66.2 thousand and $7.0 thousand for the three months ended December 31, 2025, September 30, 2025 and June 30, 2025, respectively.
(2)Included in income from equity investments on the Company's consolidated statements of operations.
(3)Primarily includes non-recurring items such as gains (losses) on sales of real estate, gains (losses) on de-consolidation, gains (losses) on extinguishment of debt, preferred equity premiums resulting from early redemption, property loss insurance proceeds and provision for uncollectible receivables.
(4)Includes stock-based compensation and intangible asset amortization.
(5)Includes non-recurring expenses such as restructuring expenses and transaction expenses related to our acquisition of Constructive, professional fees incurred related to our name change and other non-recurring transaction expenses.

Adjusted Book Value Per Common Share

Adjusted book value per common share is a supplemental non-GAAP financial measure calculated by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our amortized cost liabilities that finance our investments to fair value.

Our rental property portfolio includes, or has included, fee simple interests in single-family rental homes and joint venture equity interests and a Cross-Collateralized Mezzanine Lending investment in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, adjusted book value reflects the value, at their undepreciated basis, of our single-family rental properties, joint venture equity investments and Cross-Collateralized Mezzanine Lending investment that the Company has determined to be recoverable at the end of the period.

Additionally, in connection with third party ownership of certain of the non-controlling interests in our Cross-Collateralized Mezzanine Lending investment, we record redeemable non-controlling interests as mezzanine equity on our consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by our Cross-Collateralized Mezzanine Lending investment. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, adjusted book value more closely aligns the accounting treatment applied to these real estate assets and reflects our Cross-Collateralized Mezzanine Lending investment at its undepreciated basis.

The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our consolidated financial statements. However, unlike our use of the fair value option for these assets, certain CDOs issued by our residential loan securitizations, certain senior unsecured notes and subordinated debentures that finance our investments are carried at amortized cost in our consolidated financial statements. By adjusting these financing instruments to fair value, adjusted book value reflects the Company's net equity in investments on a comparable fair value basis.

We believe that the presentation of adjusted book value per common share provides a useful measure for investors and us as it provides a consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers.

A reconciliation of GAAP book value to adjusted book value and calculation of adjusted book value per common share as of the dates indicated is presented below (amounts in thousands, except per share data):

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Company's stockholders' equity	$1,426,922	$1,390,777	$1,381,203	$1,401,946	$1,394,720
Preferred stock liquidation preference	(559,642)	(559,642)	(558,498)	(554,110)	(554,110)
GAAP book value	867,280	831,135	822,705	847,836	840,610
Add:
Cumulative depreciation expense on real estate (1)	26,864	26,357	25,170	22,989	20,837
Cumulative amortization of lease intangibles related to real estate (1)	4,106	4,620	4,620	4,620	4,620
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	42,222	54,782	49,574	46,011	40,675
Adjustment of amortized cost liabilities to fair value	19,202	20,481	24,153	22,488	30,619
Adjusted book value	$959,674	$937,375	$926,222	$943,944	$937,361

Common shares outstanding	90,304	90,308	90,314	90,529	90,575
GAAP book value per common share (2)	$9.60	$9.20	$9.11	$9.37	$9.28
Adjusted book value per common share (3)	$10.63	$10.38	$10.26	$10.43	$10.35

(1)Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.
(2)GAAP book value per common share is calculated using the GAAP book value and the common shares outstanding for the periods indicated.
(3)Adjusted book value per common share is calculated using the adjusted book value and the common shares outstanding for the periods indicated.

Equity Investments in Multi-Family Entities

We own, and have owned, a Cross-Collateralized Mezzanine Lending and joint venture equity investments in entities that own multi-family properties. We determined that these entities are VIEs and that we are or was the primary beneficiary of these VIEs, resulting in consolidation of the VIEs, including their assets, liabilities, income and expenses, in our consolidated financial statements with non-controlling interests for the third-party ownership of the entities' membership interests.

We completed the disposition of the real property held by our joint venture equity investments in multi-family properties during the year ended December 31, 2025. Accordingly, assets and liabilities of disposal group held for sale as of December 31, 2025 consisted of assets and liabilities held by the respective joint venture equity investments for the conclusion of business operations after the aforementioned real property sales.

We also own a preferred equity investment in a VIE that owns a multi-family property and for which, as of December 31, 2025, the Company is the primary beneficiary, resulting in consolidation of the assets, liabilities, income and expenses of the VIE in our consolidated financial statements with a non-controlling interest for the third-party ownership of the VIE's membership interests.

A reconciliation of our net equity investments in consolidated multi-family properties and disposal group held for sale to our consolidated financial statements as of December 31, 2025 is shown below (dollar amounts in thousands):

Cash and cash equivalents	$3,853
Real estate, net	424,655
Assets of disposal group held for sale (1)	1,256
Other assets	26,667
Total assets	$456,431

Mortgages payable on real estate, net	$332,131
Liabilities of disposal group held for sale (1)	122
Other liabilities	9,533
Total liabilities	$341,786

Redeemable non-controlling interest in Consolidated VIEs	$3,016
Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	(42,222)
Non-controlling interest in Consolidated VIEs	(236)
Non-controlling interest in disposal group held for sale	610
Net equity investment (2)	$153,477

(1)Assets and liabilities of disposal group held for sale as of December 31, 2025 consisted of assets and liabilities held by the respective Consolidated Real Estate VIEs for the conclusion of business operations after real property sales that occurred during the year ended December 31, 2025.
(2)The Company's net equity investment as of December 31, 2025 consists of $153.0 million of net equity investments in consolidated multi-family properties and $0.5 million of net equity investments in disposal group held for sale.